Exhibit (j)



                         CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report with respect to Kemper Variable Series - Kemper Money Market, Kemper Total Return, Kemper High Yield, Kemper Growth, Kemper Government Securities, Kemper International, Kemper Small Cap Growth, Kemper Investment
Grade Bond, Kemper Contrarian Value, Kemper Small Cap Value, Kemper Value + Growth, Kemper Horizon 20+, Kemper Horizon 10+, Kemper Horizon 5, Kemper Blue Chip, Kemper Strategic Income (formerly Kemper Global Income), KVS Dreman High Return Equity, KVS Dreman Financial Services, Kemper Global Blue Chip, Kemper Technology Growth, Kemper Aggressive Growth, KVS Index 500, KVS Focused Large Cap Growth, KVS Growth And Income, KVS Growth Opportunities and Kemper New Europe (formerly Kemper International Growth and Income) Portfolios dated February 15, 2000 in the Registration Statement of Kemper Investors Fund on Form N-1A and the related Prospectus and Statement of Additional Information of Kemper Variable Series filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 32 to the Registration Statement under the Securities Act of 1933 (File No. 33-11802) and in this Amendment No. 33 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5002).


                                                            /s/ERNST & YOUNG LLP
                                                            ERNST & YOUNG LLP

Chicago, Illinois
April 27, 2000